SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              March 25, 2004


                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    0-19278                   13-3357370
(State or other jurisdiction (Commission file Number) (IRS Identification No.) of incorporation)


                51 James Way, Eatontown, New Jersey         07724
              (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code        (732) 542-2800


(Former name or former address, if changed since last report)

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Item 5.  Other Events and Required FD Disclosure

Osteotech, Inc. announced today that the Board of Directors elected Stephen S. Galliker to the Board at its meeting on March 25, 2004. Mr. Galliker, who has more than 34 years of financial and operating business experience has been appointed Chairman of the Board's Audit Committee and is the Audit Committee's financial expert.

For the past five years, Mr. Galliker has been the Executive Vice President of Finance and Administration and Chief Financial Officer of Dyax Corp., a NASDAQ listed biopharmaceutical company. Previously, he was the Chief Financial Officer of a number of companies in the medical, telecommunications and electronic equipment fields.

SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 29, 2004

                                                   OSTEOTECH, INC.
                                                   ---------------
                                                     (Registrant)


                                      By: /s/ Richard W. Bauer
                                          --------------------------------------
                                          Richard W. Bauer
                                          President and Chief Executive Officer,
                                          (Principal Executive Officer)